INTERFACE EUROPE LTD

CONTRACT OF EMPLOYMENT (the “Agreement”)

This contract (together with any documents incorporated into it), constitutes the entire agreement between us with regard to its subject matter, and supersedes any previous agreement (whether verbal or written) made between us at any time.

Name of employer:	Interface Europe Ltd (“the Company”)
Registered address:	10th Floor, The Colmore Building
20 Colmore Circus
Queensway
Birmingham
B6 4AT

Name of employee:	Nigel Stansfield ("You")

Address:	[address on file]

Permanent Contract

1.    EMPLOYMENT

The effective date of this contract of employment is 15 August 2022 and replaces in its entirety the contract of employment dated 30 August 2010.

The date on which your period of continuous employment with the Company began is 12 August 1985.

You warrant that by virtue of entering into or performing your duties under this Agreement that you will not be in breach of any express or implied terms of any contract or of any other obligations binding upon you and that you will indemnify the Company and any of its Associated Companies against any costs, claims, liabilities and expenses (including legal expenses on an indemnity basis) arising out of any such breach or alleged breach by you.

You warrant that you are entitled to work in the United Kingdom without any additional approvals and will notify the Company immediately if you cease to be so entitled at any point during your employment with the Company.

2.    JOB TITLE AND FUNCTION

Your job title is President EAAA.
You are required to be flexible in the duties you perform and you may be transferred either on a temporary or on a permanent basis to any job which is within your capabilities.

3.    LOCATION

The nature of your job means that you will work at such places within EAAA as are required by the Company for the proper performance of your powers and duties under this Agreement. Without prejudice to the foregoing, the Company reserves the right to require you to work from a specific office of the Company or of any Group Company or of any customer or supplier on a particular day or days and you shall be required to undertake such journeys within EAAA as the Company shall require.

Travelling and other expenses shall be reimbursed in accordance with Company policy from time to time.

4.    REMUNERATION

As of 15 August 2022, your salary is £ 325,552 (gross) per annum.

The Salary shall be reviewed by Interface’s CEO (“CEO”) and the Compensation Committee of Interface’s Board of Directors (“Compensation Committee”) from time to time and the rate of the Salary may be increased by the Company (upon approval of the Compensation Committee) with effect from that date by such amount if any as it shall think fit. For the avoidance of doubt it is agreed that you shall have no contractual right to any increase in Salary under this clause, and there will be no review of the Salary after notice has been given in accordance with Clause 9 or if you are in receipt of benefits under the Company’s permanent health insurance scheme.

You will be paid by credit transfer into a bank or building society of your choice on the 15th of each calendar month although if this falls on a day when banking services are not available payment will be made on the last day on which banking services are available before that date. The Company may change the date and manner of payment at its discretion but will give you notice of any such change.

You will be notified on a monthly basis of details of payments and deductions by a comprehensive itemized pay statement.

You may be eligible to participate in a bonus/commission scheme subject to the terms of the scheme which are in force from time to time. You will be advised in writing of the details of any such scheme. As of 15 August 2022, you are eligible to participate in the Company's annual executive cash bonus program ("Executive Bonus Program") with a target opportunity of 90% of your yearly paid salary. The Company, upon approval of the Compensation Committee, reserves the right to amend or withdraw the terms of bonus/commission schemes at any time. To be eligible to receive the bonus/commission you must be employed by the Company at the end of the period to which the bonus/commission relates. This means that if your employment terminates for whatever reason, prior to the end of that period you will not be entitled to any bonus/commission payment (whether pro rata or otherwise), unless stated otherwise in the Severance Agreement referenced in clause 9 below.

For the purposes of sections 13 to 16 of the Employment Rights Act 1996, you consent to the deduction from your salary or bonus/commission (or any other sum payable to you by the Company) of any sums owing by you to the Company or any of its associated companies at any time and agree to make payment to the Company of any sums owed by you to the Company on demand at any time. For the avoidance of doubt this clause authorizes the Company to make a pro rata deduction from your salary in respect of any unauthorized absence, whether such absence is for a day, part of a day or for a number of days.

5.    HOURS OF WORK

You shall devote the whole of your working time and attention to the service of the Company except during holidays and any periods of absence due to illness or injury.
As the duration of your working time is determined exclusively by you the parties believe that the employment falls within Regulation 20(1) of the Working Time Regulations 1998 (the “Regulations”) so that you are not affected by the limit on weekly Working Time contained in Regulation 4 (1) of the Regulations (“Regulation 4 (1)”). If this is not the case, then you agree that the limit in Regulation 4 (1) shall not apply to you and that your working time (including overtime) may therefore exceed an average of 48 hours for each 7-day period in the Reference Period whenever this is necessary for the proper discharge of your duties. You shall be entitled to withdraw such agreement by giving 3 months’ prior written notice to the Company.

You agree that you will comply with all policies or requirements of the Company from time to time in force, in relation to the recording of Working Time.

6.    HOLIDAYS

You are entitled to 28 working days paid holiday in each holiday year. The holiday year runs from 1 January to 31 December and holiday entitlement is to be taken at such times as is agreed by the CEO.

You shall not be entitled to carry forward any unused part of your holiday entitlement to a subsequent holiday year.

If your employment terminates during a holiday year you will be entitled in that year to such proportion of your annual holiday entitlement as equals the proportion of time you are employed under this Agreement in that year, rounded to the nearest half day except that if you have accrued sufficient holiday in a particular holiday year to comply with the Working Time Regulations 1998 (“the Regulations”) no holiday entitlement shall accrue during any period of garden leave taken in accordance with this Agreement or under the terms of the “Severance Agreement” referenced in clause 9.

You shall not accrue any entitlement to holiday in respect of periods of absence from work due to injury or illness of more than 20 consecutive days absence in any holiday year, save in relation to statutory holiday (if any) to which you are entitled as a matter of law.

On termination of your employment you shall be entitled to be paid in lieu of any unused or outstanding holiday entitlement.

For the avoidance of doubt Regulations 15 (1) to 15 (4) do not apply to your employment.

7.    SICKNESS ABSENCE

You are required to familiarize yourself with the requirements outlined in the Company's Sickness Absence Policy from time to time.

Your absence will be regarded as authorized provided that:

(a)    you have in respect of such absence complied with the requirements set out in the Company’s Sickness Absence Policy and such other requirements as may be specified in any sickness absence policy issued by the Company from time to time;

(b)    you have undergone any medical examination or tests required by the Company; and

(c)    the Company is satisfied that your absence is genuinely due to illness or injury provided that absence will not be deemed to be authorized, and you will not be entitled to any Company sick pay, where the period of absence commences after you have been notified that you are required to attend a disciplinary investigatory interview or a disciplinary hearing, after you have been suspended pending a disciplinary investigation or whilst you are otherwise subject to disciplinary proceedings, unless the Company at its sole discretion decides otherwise.

Subject to compliance with the Company’s absence notification procedure and as herein stated, you will be entitled to receive payment of full salary for authorized sickness absence, for a maximum period of 26 weeks.

For each period of authorised sickness absence, entitlement to Company Sick Pay up to the maximum 26-week period is calculated by reference to the extent to which Company Sick Pay has been paid during the 12 month period immediately preceding the date on which the most recent absence commences. If the said 12-month period starts during a previous period of absence for which Company sick Pay was paid (“the pervious absence”) then for the purposes of calculating Company Sick Pay entitlement for the most recent absence, all payments made in respect of the Previous Absence shall be taken into account.

The Company has the right to refer you to the Company's Occupational Health Physician should there be any question about your fitness or capability to perform your duties. The Company also has the right to discuss the results of any such assessment with the Occupational Health Physician.

Notwithstanding the provisions of the Access to Medical Reports Act 1988 you hereby consent to the Company obtaining any medical report relating to your physical or mental ability to perform your duties prepared by a medical practitioner who is or has been responsible for your clinical care.

If your absence from work has been caused by a third party (for example in a car accident) in respect of which you may recover damages you must notify the Human Resources Department as soon as possible. In this case any Company sickness benefit paid to you in excess of your statutory sickness pay is paid to you as a loan (even if as an interim measure income tax has been deducted from such payments as if they were emoluments of employment). This loan is repayable when and to the extent that you recover compensation for loss of earnings from the third party through any court award or settlement.
8.    HEALTH INSURANCE and LIFE INSURANCE

8.1     You will be eligible for family membership with BUPA, subject to the terms of the scheme as in force from time to time. The cost of the annual subscription will be paid by the Company, provided that you have signed and returned all necessary documentation and will be reported to the HMRC as a taxable benefit. The Company reserves the right to withdraw or amend the terms of the scheme at any time.

8.2     PHI Scheme: At the Company’s discretion during your employment you will be entitled to participate at the Company’s expense in the Company’s permanent health insurance scheme (the “PHI Scheme”) subject always to the rules of the PHI Scheme for the time being in force (details of which are available on request from the HR Department), to the approval of the relevant insurer and to the conditions set out in clause 8.2.1 below. You will be notified separately of the level of benefits to which you will be entitled.

8.2.1.    Your participation in the PHI Scheme shall be on the basis that:

If the insurer fails or refuses to provide you with any benefit under the insurance scheme, you will have no right of action against the Company in respect of such a failure or refusal;
Your health is such that the Company is able to cover or to obtain cover on terms and at a premium that the Company considers reasonable; and
The Company will neither be liable to you for any failure or refusal on the part of the scheme insurer to provide any benefits under the insurance scheme nor be required to attempt to persuade the insurers to provide any such benefits to you (whether by means of threatening or issuing proceedings against the insurer or otherwise).

The Company reserves the right at any time to terminate your participation in the PHI Scheme and/or to withdraw or amend any of the rules or benefits of the PHI Scheme (including the level of cover).

8.2     Life Insurance: You will be provided with life assurance through a group life assurance arrangement. The group life assurance arrangement will be held under trust to ensure the most tax efficient treatment of any benefits should you die in service. The Company reserves the right at any time to terminate your participation in the life assurance scheme and/or to withdraw or amend any of the rules or benefits of the life assurance scheme (including the level of cover).

9.    TERMINATION OF EMPLOYMENT

Employment may be lawfully terminated by either party or Interface, Inc. by giving notice in accordance with the Severance Protection and Change in Control Agreement (“Severance Agreement”) by and between Interface, Inc. and you, or by the Company or Interface, Inc. terminating pursuant to the terms of the Severance Agreement.

In the event that the Severance Agreement ceases to apply or is terminated then either party may terminate this Agreement by giving notice in writing: you are required to give at least 6 months’ written notice to the Company and the Company is required to give you at least 12 months’ written notice. The Company may in such circumstances in its absolute discretion at any time after notice has been served by either party terminate this Agreement with immediate effect by written notice and by making within a reasonable period a payment in lieu of notice to you of an amount equal to your basic salary entitlement and the cost to the Company of any other benefits (excluding bonus) to which you are contractually entitled for the then unexpired period of notice.

So long as the Severance Agreement remains in effect, you explicitly waive your right to participate in any Company-sponsored redundancy, reduction-in-force, or similar program, and further explicitly waive your right to receive any negotiated redundancy, employment termination, or similar payment (or payments) in connection with any termination of your employment hereunder.

You further acknowledge and agree that except as expressly provided herein, so long as the Severance Agreement remains in effect any and all payments due you in connection with any termination of your employment hereunder shall be exclusively calculated and determined in accordance with the terms of the Severance Agreement, and you waive (to the extent legally permissible) any right to receive any statutory redundancy and/or employment termination payment (or payments) to which you may have been otherwise entitled under applicable law. Any payments that may be made to you or are due to you under the Severance Agreement are strictly conditional upon your first executing a settlement agreement as referred to in section 203 of the Employment Rights Act 1996, in a form reasonably designated by the Company in settlement of all awards of compensation or any statutory claims (if any) that may be made by an employment tribunal that you may have arising out of or in connection with your employment or its termination.

The Company is entitled to terminate your employment summarily (without notice and without payment in lieu of notice) if:

(a)     you have committed an act of gross misconduct (a non-exhaustive list of examples of gross misconduct is set out in the Company’s Disciplinary Procedure);

(b)     you are convicted of a criminal offence (other than any offence under any road traffic legislation);

(c)     you cease to be eligible to work in the United Kingdom; or

(d)     you have committed a serious breach the Company's Code of Business Conducts and Ethics.

The Company shall be entitled to deduct from any payment of salary (including any commission or bonus) or from reimbursement of expenses due to you on the termination of employment any sums owed to the Company by you.

The terms and conditions of termination of employment, including all payments and/or renumeration due you hereunder, other than explicitly stated above in this clause 9, clause 10 below, and/or as may be subject to mandatory law, are set forth in the Severance Agreement.

Any and all applicable payments made in relation to the termination of employment are subject to the terms and conditions of the Severance Agreement, and are further subject to such deductions for tax and national insurance as are required by law and to any other authorised deductions.

The Severance Agreement is subject to variation in accordance with the applicable terms and conditions stated therein.

10.    PENSION

10.1     You are eligible to join the ‘Interface Europe Aviva Pension Plan’ ("the Plan"), subject to the terms of the Plan as in force from time to time and the remainder of this Clause 10.

The law sets minimum standards for pension scheme membership and allows any employee enrolled into a pension scheme to opt-out.

The Company reserves the right at any time to withdraw, freeze or amend any of the terms, rules or benefits of the Plan (or any other pension arrangement provided by the Company) and/or to terminate your participation in the Plan (or any other pension arrangement provided by the Company) and/or to wind up the Plan (or any other pension arrangement provided by the Company).

Upon entering the Plan, the Company will be entitled to deduct contributions from your salary for payment into the Plan on your behalf and in accordance with your instructions (if any) subject to the rules of the Plan and any applicable Inland Revenue limits from time to time in force.

More information about any pension scheme offered by the Company and contribution levels is available from the HR Department.

    A contracting out certificate is not in force in relation to your employment.

10.2     If your employment is terminated by the Company by reason of Compulsory Redundancy then, without prejudice to your entitlement to statutory redundancy pay to the extent not waived by you as permitted by applicable law as described in clause 9 above, or your entitlements under the Severance Agreement referenced in clause 9 above, you shall be entitled to the following benefits:

If you are aged 55 or more at the date of your Compulsory Redundancy, a pension from the Interface Europe Pension Scheme (the “Final Salary Scheme”) calculated as follows:
Your pension calculated in accordance with Rule 4.2.1 of Part III of the Rules of the Final Salary Scheme and using:
Your Final Pensionable Pay at the date you ceased to accrue benefits under the Final Salary Scheme (for the avoidance of doubt, that date was 31 March 2010); and
Your Pensionable Service up to the date you ceased to accrue benefits under the Final Salary Scheme.

Your accrued pension will be revalued, as required by law, from the date you ceased to accrue benefits under the Final Salary Schemed up to the date of your Compulsory Redundancy.

The pension benefits specified in 10.2 a) above shall be calculated on the basis that the Trustees exercised their discretion under Rule 4.2.1 of Part III of the Rules of the Final Salary Pension Scheme to consent to an unreduced pension being taken. The pension benefits specified in clause 10.2 a) above shall be provided by augmenting the pension you are entitled to under the Rules of the Final Salary Scheme subject only to the Company consenting to a special contribution being made to the Final Salary Scheme in accordance with Rule 6.3 of Part I of the Rules of the Final Salary Scheme.

“Final Pensionable Pay” and the “Pensionable Service” in clause 10.2 a) above shall have the same meanings as set out in Rule 1 of the rules of the Final Salary Scheme.

For the purposes of Clause 10.2 your employment will be treated as having been terminated by reason of “Compulsory Redundancy” where either (1) a termination of your employment occurs without cause under the provisions of Section 2(d) of the Severance Agreement, or (2) all of the following conditions are satisfied:

the termination counts as a dismissal for the purposes of Part XI of the Employment Rights Act 1996;

the dismissal was by reason of redundancy, as defined by section 139 of the Employment rights Act 1996;

you did not volunteer to be selected for redundancy;

you did not decline an offer of alternative employment or engagement with the Company or any associated company; and

you do not remain in employment or engagement with the Company or any associated company in any capacity.

By way of clarification, should the Company terminate your employment either (1) following your voluntary resignation under Section 2(b) of the Severance Agreement, or (2) for “Cause” as is defined in Section 2(a)(i) of the Severance Agreement, your employment shall not be considered as having been terminated by reason of “Compulsory Redundancy” as defined herein.

11.    SUSPENSION

In order to investigate any complaint of misconduct against you and/or during the course of any disciplinary process to which you are subject, the Company shall be entitled to suspend you on full pay and with full entitlement to all other benefits to which you are entitled under this Agreement for so long as the Company considers necessary in order to facilitate a proper investigation of the complaint.
During such suspension period the Company powers set out below in paragraphs (a) to (d) apply:

The Company may:

a) require you to return all or specified Company documentation (including copies) and property;

b)    require you to cease performing your duties or require that you do not contact or deal with customers, suppliers or employees of the Company;

c)     require that you undertake different duties within your capabilities;

d)    require that you do not come onto any company premises unless specifically requested or with the consent of the CEO.

12.    HEALTH AND SAFETY

The Company attaches the highest priority to health and safety of its employees. All employees have a responsibility at work to take reasonable care for the safety, health and welfare of themselves and any other persons who may be affected by their acts or omissions. Breach by any employee of any rules or regulation relating to health and safety will be regarded as a serious disciplinary matter and may result in disciplinary action being taken up to and including dismissal without notice or payment in lieu of notice. You are required to familiarize yourself with the requirements outlined in the Health and Safety policy, which is available from the Human Resources department.

13.    COMPANY VEHICLES AND EQUIPMENT

You are entitled in accordance with the Company’s car policy as amended from time to time to either a motor car provided by the Company or a cash for car option. In either case your choice must be authorised by the Company.

You must maintain a full, valid driving licence at all times.

Company Car:
If you elect to take a car provided by the Company, your choice of car must be authorised by the Interface CEO before placing an order. The Company shall pay all fuel, and all repairs and other reasonable expenses in connection therewith including the costs of maintenance but excluding any income tax payable by you as a benefit in kind.

You shall comply with the Company’s car policy as amended from time to time, including without limitation by taking good care of the car and ensuring that it is used in accordance with the terms of the Company’s insurance policy and shall return the vehicle in good condition together with any keys to the Company immediately following termination of your employment or at any time if so requested by the Company for the purposes of inspection.

Own Car:
If you elect to drive your own vehicle then it is your responsibility to ensure adequate insurance is in place. This is particularly relevant as most policies only allow for the vehicle’s use for the express purpose of ‘Social, Domestic and Pleasure’. If for any reason you become unable or unfit to drive you must inform the Company immediately. You must produce your driving licence for inspection by the Company if so required.

The Company reserves the right to terminate your employment if you become unfit or unable to drive and suitable alternative arrangements to maintain your employment cannot be made.

If you are involved in any accident or incident, or commit any offence whilst driving a Company vehicle or your own vehicle on Company business, you must inform the Company immediately. Any fines or penalties which you incur whilst on Company business, including parking fines, are your own responsibility.

The Company will provide you with the use of a Company-supplied laptop computer, iPad, and a cellular “Smartphone” (iPhone, Android, or equivalent). All such equipment provided must be returned to the Company upon the cessation of your employment. Upon termination of your employment as authorized hereunder, and so long as you have not been dismissed summarily (without notice and without payment in lieu of notice) under clause 9 herein, the Company will use reasonable efforts to transfer your then-current mobile phone number to a personally owned device.

14.    CONFLICTS OF INTEREST

You shall not, during the period of your employment with the Company, introduce to any other person, firm or company, business of any kind with which the Company is able to deal, and you shall not have any financial interest or derive any financial or other benefit from contracts or transactions made by the Company with any third party without first disclosing such interest or benefit to the CEO and the VP Finance EAAA and obtaining both their written approvals thereto.

If during the course of your employment you wish:

(a)    to be engaged in any other paid employment;

(b)    to have any outside business interests

you must first seek written permission from the Company and the CEO and further in accordance with the Company’s Code of Business Conducts & Ethics as amended from time to time.

15.    DESIGN, INVENTION AND IMPROVEMENTS

You will promptly fully disclose to the Company, the Board of Directors as well as the CEO, and keep confidential all inventions, copyright works, designs or technical know-how conceived, discovered, developed or made by you alone or with others in the course of your employment. You will hold all such intellectual property in trust for the Company and will do everything necessary or desirable at our expense to vest the intellectual property fully in the Company and/or secure patents or other appropriate forms of protection for the intellectual property. Decisions as to the protection or exploitation of any intellectual property shall be in the absolute discretion of the Company.

In addition, you must during the course of your employment, consider and keep under review the ways, if any, in which the products, services, systems and activities of the Company might be improved and enhanced.

Any designs, methods or inventions (relevant or capable of use in the business of the Company) conceived, discovered, developed or made by you in the course of your employment is, unless it is the exclusive property of the Company, hereby assigned to the Company and you undertake at the expense of the Company to execute any formal and additional assignment required by the Company to vest or confirm the vesting in it of such designs, methods or invention.

The Company has no liability to account to you for any revenue or profit derived or resulting from any invention belonging to the Company but does not prejudice any rights you may have under any statutory provisions including sections 39-43 of the Patents Act 1977.

You hereby waive all and any moral rights (as defined in Chapter IV of the Copyright Designs and Patents Act 1988).

You shall for the duration of this Agreement and for a period of 5 years from the date of termination of this Agreement give to the Company or any successor in title therefrom such assistance as the Company may require (in its absolute discretion) in connection with any dispute or threatened dispute directly or indirectly relating to any design, method or invention or Intellectual Property Right in any material or any associated right or registration or other protection in respect thereof (including but not limited to the execution of documents, the swearing of any declarations of oaths, the providing of information and the participation in any proceedings before any Court or tribunal, wherever located).

You shall execute or sign all such documents as necessary or directed by the Company or any successor in title therefrom and do all acts as may be necessary or desirable to give effect to this clause 15.

Nothing in this clause 15 shall be taken to limit or derogate your obligations under clause 16 (Confidentiality).

16.    CONFIDENTIALITY

You are aware that in the course of your employment under this Agreement you will have access to and be entrusted with information in respect of the business and finances of the Company and its dealings, transactions and affairs and likewise in relation to its associated companies, all of which information is or may be Confidential Information.

You will not, without the express written consent of the Company, either during your employment or after it terminates (without time limit) for any reason and in any manner use, exploit or divulge to any person, Company or other organisation (except to officers of the Company and any of its associated companies who are entitled to know) any trade secret or Confidential Information or information constituting a trade secret acquired or discovered by you in the course of your employment with the Company. The restriction does not apply to any information which is or becomes in the public domain otherwise than through your unauthorised disclosure.

You shall, during the employment, use your best endeavours to prevent the unauthorised use or disclosure of any Confidential Information or trade secret whether by any other officer, employee or agent of the Company or its associated companies or otherwise and shall be under an obligation promptly and freely to report to the Company any such unauthorised use or disclosure which comes to your knowledge.

You shall not, during your employment or at any time thereafter make, except for the benefit of the Company or its associated companies any copy, record, or memorandum (whether recorded in writing, on computer disc or tape or otherwise) of any Confidential Information or trade secret and any such copy record or memorandum made by you during your employment shall be and remain the property of the Company.

On termination of your employment or for any reason at any other time if requested by the Company you will immediately deliver up to the Company originals and copies of all documents, accounts, computer discs and printouts and all other property in your possession or control which belong or relate in any way to the business of the Company or any of its associated companies.

In this Agreement "Confidential Information" means:-

a)    all information which relates to the business, finances, transactions, affairs, products, services, processes, equipment or activities of the Company and any Group Company which is designated by the Company or any of its associated companies as confidential;

b)    all information relating to such matters which comes to your knowledge in the course of your employment and which, by reason of its character and/or the manner of its coming to your knowledge, is evidently confidential and shall include without limitation information contained in E sales or information as to pricing or products provided that information shall not be, or shall cease to be, Confidential Information if and to the extent that it comes to be in the public domain otherwise than as a result of your unauthorized act or default.

Nothing in this Clause 16 shall prevent you from disclosing information which you are entitled to disclose under the Public Interest Disclosure Act 1998 provided that the disclosure is made in the appropriate way to an appropriate person having regard to the provisions of the Act and you have first complied with the Company’s procedures relating to such disclosures.

This Clause is without prejudice to your obligations under Clause 23 (data protection).

For the purposes of this Agreement “Group Company” means any company which is either a holding company of the Company; the ultimate parent company, Interface, Inc., a subsidiary of the Company; or any affiliate or associated company of the Company.

17.    OFFICE COMMUNICATIONS

During your employment, you will have access to the Company's telecoms and computer system ("the office system") which provides for communication by various means including telephone, fax, e-mail and voicemail and which also allows access to the internet and the Company's intranet. The office system (which includes without limitation any mobile telephone or laptop computer provided by the Company to you) is intended primarily for business use and must be operated and used strictly in accordance with the Company’s ICT User policy as varied from time to time. Breach of any such policy will normally be treated as a serious disciplinary matter and may result in disciplinary action being taken up to and including dismissal without notice or dismissal without payment in lieu of notice.

The Company may, at any time during your employment, where this is necessary in the interests of the Company's business, monitor or record your use of the Office System. This power includes, without limitation, the ability to monitor or record the timing, duration and contents of any communication whatsoever sent by you via the Office System and your access to and use of the internet and the Company's intranet. You consent to such monitoring or recording taking place.

You must not send any e-mails or other messages on the Office System which are of a defamatory or abusive nature, which constitute sexual or any other form of harassment or which are calculated to or may tend to prejudice or injure the interests of the Company or any of its associated companies. In addition you are prohibited from accessing or downloading any pornographic or other offensive material on the Office System. You agree to indemnify the Company during and after the termination of your employment against all liabilities arising from any breach by you of this provision.

18.    CHANGES

Any amendment to this Agreement, excluding the Severance Agreement, must be recorded in writing and signed by the parties to be effective.

19.    APPRAISAL

You will be required to participate in the Company's appraisal scheme.

20.    ACTIVITIES ON TERMINATION OF EMPLOYMENT

For the purposes of this Clause the following words and expressions shall have the following meanings:-

"Business"
the business or businesses of the Company or any of its associated companies in or with which you have been involved or concerned at any time during the period of 12 months prior to the Termination Date

"directly or indirectly"
acting either alone and on your own behalf or jointly with or on behalf of any other person, firm or company, whether as principal, partner, manager, employee, contractor, director, consultant, investor or otherwise

"Key Personnel"
any person who is at the Termination Date or was at any time during the period of 12 months prior to the Termination Date employed in the Business in an executive or senior managerial capacity or sales capacity and with whom you have had dealings other than in a de minimis way during the course of your employment

"Prospective Customer"
any person, firm or company which has been engaged in negotiations, with which you have been personally involved, with the Company or any of its associated companies with a view to purchasing goods and services from the Company or any of its associated companies during the period of 12 months prior to the Termination Date

"Relevant Customer"
any person, firm or company which at any time during the 12 months prior to the Termination Date was a customer of the Company or any of its associated companies, with whom or which you dealt other than in a de minimis way or for whom or which you were responsible on behalf of the Company or any of its associated companies at any time during the said period

"Relevant Goods and Services"
Any goods and services competitive with those supplied by the Company or any of its associated companies at any time during the 12 months prior to the Termination Date in the supply of which you were involved or concerned at any time during the said period

"Relevant Period"
the period of your employment and (i) the period of 12 months from the Termination Date or (ii) if a Change in Control as defined in the Severance Agreement occurs while this Agreement is in effect, and your employment with the Company terminates within 24 months following the date of such Change in Control, the 12-month period following the date of your termination of employment, except that any period of garden leave served by you, if explicitly provided for in and subject to the terms and conditions of the Severance Agreement

"Relevant Supplier"
any person, firm or company which at any time during the 12 months prior to the Termination Date was a supplier of any goods or services (other than utilities and goods or services supplied for administrative purposes) to the Company or any of its associated companies and with whom or which you had personal dealings during your employment other than in a de minimis way

“Restricted Area” "Termination Date"	The EAAA region (i.e. Europe, Africa, Middle East, India, Asia, Australia). the date on which your employment terminates.

Without prejudice to the provisions of the Company’s Code of Business Conduct and Ethics you shall not without the prior written consent of the CEO directly or indirectly at any time within the Relevant Period and within the Restricted Area engage or be concerned or interested in any business which (a) competes or (b) will at any time during the Relevant Period compete with the Business within the Restricted Area.

The Restricted Area is the primary area of your responsibility and/or form a part of your employment objectives, activities and/or obligations, and if continued in violation of this provision would cause significant harm to the Company and its associated companies.

You shall not without the prior written consent of the CEO directly or indirectly at any time within the Relevant Period:-

a)    solicit the custom of; or facilitate the solicitation of; or deal with any Relevant Customer in respect of any Relevant Goods and Services;

b)    solicit the custom of; or facilitate the solicitation of; or deal with any Prospective Customer in respect of any Relevant Goods and Services;

c)    interfere or endeavour to interfere, with the continuance of supplies to the Company and/or any of its associated companies (or the terms relating to those supplies) by any Relevant Supplier;

d)    entice away from the Company or any of its associated companies; or endeavour to entice away from the Company or any of its associated companies; or any Key Personnel;

e)    employ or engage; or endeavour to employ or engage any Key Personnel.

You acknowledge that because of the nature of your duties and the particular responsibilities arising as a result of such duties you have or will have knowledge of Confidential Information and you are therefore in a position to harm the good will and interests of the Company and any Group Companies if you were to make use of such Confidential Information for your own purposes or the purposes of another. Accordingly, having regard to the above, you acknowledge that the provisions of this Clause are fair, reasonable and necessary to protect the goodwill and interests of the Company and any of its associated companies ("the Interests"). Whilst the provisions of this Clause 20 have been framed with a view to ensuring that the Interests are adequately protected taking account of the Company's legitimate expectations of the future development of the business, it is acknowledged by you that the business may change over time and as a result it may become necessary to amend the provisions of this Clause 20 in order to ensure that the Interests remain adequately protected. You therefore, agree that the Company shall be entitled to amend the provisions of this Clause 20 in accordance with the provisions below in order to protect the Interests.
In order to amend the provisions of this Clause 20 the Company shall notify you in writing of why it believes it is necessary to amend the clause and the amendments which it proposes. You shall then have a period of 14 calendar days in which to put forward any objections which you might have to the proposed amendments. In the event of you not putting forward any such objections, then this Clause 20 shall take effect with the proposed amendments on the expiry of the 14 day period. In the event of you putting forward any objections, the Company shall endeavour to accommodate them, insofar as they are reasonable and where reasonably possible, to agree the amendments with you. The Company shall then, having considered your objections, serve a further written notice on you informing you of the final amendments to this Clause 20 which will thereafter take immediate effect.

You acknowledge that the provisions of this Clause 20 shall constitute severable undertakings given to the Company for itself and for the benefit of and as trustee for each of its associates and the said undertakings may be enforced by the Company on its own behalf and on behalf of any of its associated companies.

If any of the restrictions or obligations contained in this Clause 20 is held not to be valid on the basis that it exceeds what is reasonable for the protection of the goodwill and interests of the Company and its associated companies but would be valid if part of the wording were deleted or amended then such restrictions or obligations shall apply with such deletions or amendments as may be necessary to make it enforceable.

You acknowledge and agree that you shall be obliged to draw the provisions of this Clause 20 to the attention of any third party who may at any time before or after the termination of the employment offer to employ or engage you in any capacity and for whom or with whom you intend to work during the Relevant Period.

You agree that if the Company transfers all or any part of its business to a third party the restrictions contained in this Clause 20 shall with effect from the date that you become an employee of such third party, apply to you as if references to the Company include the third party and references to the Group Company and/or associated companies include any Group Company and/or associated companies of such third party.

21.    CODE OF BUSINESS CONDUCT & ETHICS

You are required to observe the Company’s Code of Business Conduct & Ethics as amended from time to time; a copy of which is enclosed with this document.

22.    REFERENCES

As this Agreement replaces a previous employment agreement referenced in clause 1 above, you are not required to provide references. Any future appointments may be subject to satisfactory references.

23.    DATA PROTECTION

In this Clause "Controller", "Personal Data" and "processing" shall have the meaning set out in the General Data Protection Regulation 2016/679 (the "GDPR") and "process" and "processed" shall be construed accordingly. "Sensitive Personal Data" means Personal Data that reveals such categories of data as are listed in Article 9(1) of the GDPR.
You shall at all times during your employment with the Company act in accordance with the GDPR and all applicable regulations, domestic legislation and any successor legislation relating to the protection of individuals with regards to the processing of personal data to which the Company (and each relevant Group Company) is subject (the "Data Protection Legislation")
You agree to provide the Company in its capacity as Controller with all Personal Data relating to you which is necessary or reasonably required for the proper performance of this Agreement and in connection with your employment (including the performance of the Company’s responsibility as your employer and the administration of the employment relationship (both during and after the employment)) or the conduct of the Company's business or where such provision is required by law (the "Authorised Purposes")
In order to keep and maintain accurate recording relating to your employment, it will be necessary for the Company to record, hold and process Personal Data (including Sensitive Personal Data), relating to you held in manual and electronic form which is subject to the Data Protection Legislation. The Company may disclose this data to third parties where this is necessary or reasonably required to achieve one or more of the Authorised Purposes. Such third parties include without limitation payroll agencies, benefit (including pension) providers, the Inland Revenue, computer maintenance companies engaged by the Company, the Company's professional advisers and other Group Companies. In certain circumstances, it may be necessary to transfer such Personal Data (including Sensitive Personal Data) outside the European Economic Area.
Where it is necessary or reasonably required to achieve one or more of the Authorised Purposes, the Company or any Group Company may process your Personal Data, including Sensitive Personal Data (including without limitation any self-certification forms or medical certificates supplied to the Company to explain your absence by reason of illness or injury, any records of sickness absence, any medical reports or health assessments, any details of his trade union membership, information on your race, ethnic origin, religion or philosophical beliefs to monitor equal opportunities and diversity where required by law to do so and any information relating to any criminal convictions or any criminal charges secured or brought against you). In particular, this includes your line manager / supervisor having access to relevant Personal Data such as your home address, home/mobile telephone number, marital status record, emergency contact details and absence records.
You acknowledge that the Company or any Group Company will process your Sensitive Personal Data where this is necessary or reasonably required to achieve one or more of the Authorised Purposes.
You acknowledge that for the Company to protect its interests it is necessary to monitor computer usage and all communications on its networks (including office telephone networks, mobile telephones usage, social media and email systems). You understand and accept that the Company collects information on all internet user accounts, social media, email activity and call details and that this information is periodically reviewed by authorised staff to ensure compliance with the Company’s policies and to detect any unauthorised use of the Company’s IT infrastructure and systems.
You must ensure that you are fully aware of the Company’s policies related to data protection and data security, including the Company's:
Personal Data Protection Policy for EEA Employees; and
Electronic Systems and Data Use Policy.
and you agree that you shall comply with the above policies and any other policy introduced by the Company from time to time to comply with the Data Protection Legislation.

24.    THIRD PARTY RIGHTS
Only the parties or any Group Company may enforce any of the provisions of this Agreement. Except in relation to the rights of any Group Company under Clauses 1, 4, 9, 16, 20 and 23 of this Agreement, a person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

25.    COUNTERPARTS
This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

26.    LAW AND JURISDICTION
This Agreement is governed by and shall be construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts with regard to any dispute or claim arising under this Agreement.

27.     NOTICES

    Any notice to be given under this Agreement by either party shall be in writing and if given by the Company shall be signed by a Director (other than by you, the Employee) or some other duly authorized officer or agent of the Company and if given by you shall be signed by you.

Any notice to the Company shall be served at the address of its registered office for the time being, and addressed to the Human Resources Department. A copy of any notice must also be sent to the General Counsel of Interface Incorporated, to its registered office for the time being. Such notice must be delivered by hand or sent by first class recorded delivery post or by courier with corresponding tracking number and confirmation of receipt.

Any notice to you shall be served to you in person or at your last known private address in the United Kingdom by first class recorded delivery post or by courier with corresponding tracking number and confirmation of receipt.

28.     General Provisions

    The complete or partial invalidity or unenforceability of any provision of this Agreement for any purpose shall in no way affect:

The validity or enforceability of such provisions for any other purpose;

The remainder of such provisions;

The remaining provisions of this Agreement.

No waiver by the Company shall be valid or binding, unless also endorsed in writing by the CEO of Interface Inc.

This Agreement also contains a written statement of particulars of employment under Schedule 1 and therefore no separate written statement will be provided.

This Agreement contains the entire and only agreement between the parties. Both parties acknowledge that on entering into this Agreement, they have not relied on any written or oral representation or undertaking, other than expressly stated herein.

Schedules:

SCHEDULE 1
[tasks/ responsibilities/JD]:

President, EAAA

The President, EAAA leverages commercial acumen, strong technical and product knowledge, and superior organizational and leadership skills to lead a commercial region of approximately 2,000 employees with sales in 100+ countries and across Europe, the Middle East, Africa, Asia (including India, China and SE Asia), Australia and New Zealand. The President, EAAA takes a leading role in creating and continually optimizing the levers that drive revenue and profitability for the region, and brings critical analysis and strategic thought to provide clarity and insight on market/segment opportunities to ensure the growth and profitability of the business. Specific responsibilities include:

Develop and execute approved business strategies and annual operating plans; lead the region to achieve short-term and long-term revenue and profit growth objectives in alignment with global strategy;

Continue to expand the company’s legacy around design, innovation and sustainability as a core component of the company’s strategy, market position and operating culture;

Develop, motivate and involve an experienced high-performing team with goals and objectives that reward and reinforce a disciplined approach to business, the achievement of superior results, leadership development and employee retention;

Through direct understanding of the region’s operations, technical capabilities, customers and competition, be a major contributor to product development and S&OP discipline and process;

Develop customer visibility and relationships to support the sales team on major selling opportunities with key customers; also develop relationships with key stakeholders across government agencies, the business community and the general public; serve as the primary public spokesperson for certain media opportunities related to the EAAA business;

Develop and oversee processes designed to ensure all company activities and operations are carried out in compliance with all applicable regulations and laws governing business operations; and

Proactively keep CEO abreast of the region’s business opportunities and challenges; appropriately engaging her or him on topics of strategic importance. As a key member of the company’s executive leadership team, contribute to decisions that impact the enterprise as a whole.

Required Qualifications:

Financial acumen and use of metrics to make and support decisions, measure results and motivate an organization is required;

Experience with a variety of business models, including direct/distribution and indirect, specified model incorporating the architectural and design community;

Experience focused on scaling businesses, eliminating waste, and driving customer intimacy efforts that improve operating margins for the business;

A strategic mindset with the ability to translate strategic and business planning into specific operational actions; and

Excellent leadership/people management skills, including the ability to (a) attract, develop and motivate a team of qualified professionals, as well as (b) assess and develop internal talent

SCHEDULE 2

Statement of Additional Information

The following information is given to supplement the information given in the body of the Agreement and to comply with the requirements of section 1 of the Employment Rights Act 1996. The information contained in this Schedule relates to matters which are not included or incorporated within the Contract of Employment, do not form part of your terms and conditions of employment, and are set out for information only.

There are no collective agreements which directly affect the terms and conditions of the employment.

You are not required to work outside the UK for a period in excess of one month and accordingly there are no particulars in this regard relevant to the employment.

The procedure for disciplining you and/or dismissing you for matters relating to performance or conduct is set out in the Company's Disciplinary Procedure from time to time in force.

If dissatisfied with any disciplinary decision or decision to dismiss you, you can appeal to the Human Resources Manager under the Company's Disciplinary Procedure.

The Company's Grievance Procedure from time to time in force specifies to whom you should apply for the redress of any grievance relating to the employment and the manner in which such application should be made.

EXECUTED AS A DEED by the parties on the date which first appears in this Deed.

Signed as a Deed (but not delivered until dated) by Nigel Stansfield	)Signature ) /s/ Nigel Stansfield ) )Date 15 August 2022

In the presence of:	Sue Shaw

Signature of Witness	/s/ S. G. Shaw

Name of Witness	Susan Jayne Shaw
Address:	[address on file]

Occupation:	Executive Assistant to President EAAA

Executed as a Deed (but not delivered until dated) by Interface Europe Limited,	) represented by the duly authorised director, Danielle Verschuur ) ) /s/ Danielle Verschuur )Date 15th August 2022